    As filed with the Securities and Exchange Commission on December 7, 1998
                                                                  File No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of Registrant as specified in its charter)

            Maryland                                   36-3857664
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation of Organization)

               Two North Riverside Plaza, Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                     1992 STOCK OPTION AND STOCK AWARD PLAN
                            (Full Title of the Plan)

                              Ellen Kelleher, Esq.
                  Executive Vice President and General Counsel
                       Manufactured Home Communities, Inc.
                      Two North Riverside Plaza, 8th Floor
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                 (312) 474-1122
          (Telephone Number, Including Area Code, of Agent for Service)

                                        CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                   Proposed          Proposed
                                                                    Maximum           Maximum              Amount of
                                               Amount to be     Aggregate Price      Aggregate          Registration Fee
   Title of Securities to be Registered         Registered       Per Share (1)    Offering Price (1)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share.........................        2,000,000(2)         $24.3438        $48,687,600(2)        $13,535.15(2)
============================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on December 1, 1998, pursuant to Rule 457(h)(1).
(2) 2,000,000 shares of Common Stock of the Registrant (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 2,000,000 Common Shares being registered pursuant hereto.

                                    PART II

                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement of Manufactured Home Communities, Inc. (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated April 16, 1997 (No. 333-25295) covering 1,000,000 of the Company's shares of common stock, $0.01 par value per share (the "Common Shares"), issuable upon the award of share grants and the exercise of share options granted under the Company's Amended and Restated 1992 Stock Option and Stock Award Plan (the "Plan"), which previous registration statement incorporates by reference therein the contents of the Company's registration statement on Form S-8 dated March 23, 1994 (File No. 33-76846).

     On November 5, 1997, March 10, 1998 and November 20, 1998, the Company's Board of Directors approved resolutions amending the Plan (together with other amendments thereto, the "Amended Plan") to increase the number of Common Shares issuable thereunder by 2,000,000 Common Shares to an aggregate of 4,000,000 Common Shares. On May 12, 1998, the Company's shareholders approved the Amended Plan. The total number of Common Shares currently registered for issuance pursuant to the Plan is 2,000,000 and this registration statement covers the additional 2,000,000 Common Shares to be registered hereunder.

ITEM 8. EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 7, 1998.

                     MANUFACTURED HOME COMMUNITIES, INC.
                     (Registrant)


                     By:  /s/ Howard Walker
                          --------------------------------------------
                          Howard Walker, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                             Title                       Date
----                             -----                       ----

/s/ Samuel Zell                  Chairman of the Board       December 7, 1998
---------------------------
Samuel Zell

/s/ Howard Walker                President, Chief Executive  December 7, 1998
---------------------------      Officer and Director
Howard Walker

/s/ Thomas P. Heneghan           Executive Vice President    December 7, 1998
---------------------------      and Chief Financial
Thomas P. Heneghan               Officer

/s/ Judy A. Pultorak             Chief Accounting Officer    December 7, 1998
---------------------------
Judy A. Pultorak

/s/ Sheli Z. Rosenberg           Director                    December 7, 1998
---------------------------
Sheli Z. Rosenberg

/s/ David Helfand                Director                    December 7, 1998
---------------------------
David Helfand

/s/ Donald S. Chisholm           Director                    December 7, 1998
---------------------------
Donald S. Chisholm

/s/ Michael A. Torres            Director                    December 7, 1998
---------------------------
Michael A. Torres

/s/ Thomas E. Dobrowski          Director                    December 7, 1998
---------------------------
Thomas E. Dobrowski

/s/ Louis H. Masotti             Director                    December 7, 1998
---------------------------
Louis H. Masotti

/s/ Gary Waterman                Director                    December 7, 1998
---------------------------
Gary Waterman

/s/ John F. Podjasek, Jr.        Director                    December 7, 1998
---------------------------
John F. Podjasek, Jr.

                                  EXHIBIT INDEX
                                  -------------

                                                                   Sequentially
   Exhibit                          Exhibit                          Numbered
   Number                         Description                          Page
   ------                         -----------                      ------------

    4.1      *    Amended and Restated Articles of Incorporation.
                  (Exhibits 3.1 and 3.2 to the Registrant's
                  Form S-11 Registration Statement No. 33-55994, dated February 24, 1993.)

    4.3      *    Bylaws of Manufactured Home Communities, Inc.
                  (Exhibit 3.3 to the Registrant's Form S-11
                  Registration Statement No. 33-55994, dated
                  February 24, 1993.)

    4.4      *    Amended and Restated 1992 Stock Option and Stock
                  Award Plan. (Exhibit 10 to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)

    5             Opinion of Rosenberg & Liebentritt, P.C. dated
                  December 7 1998.

    23.1          Consent of Ernst & Young LLP dated
                  December 3, 1998.

    23.2          Consent of PricewaterhouseCoopers LLP dated
                  December 4, 1998.

---------------

*   Exhibits are incorporated herein by reference from prior filings.